SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                 April 23, 2003
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



 Delaware                  0-28538                    13-5630895
--------------------------------------------------------------------------------
(State or other           (Commission                (IRS Employer
 jurisdiction of           File Number)               Identification
 incorporation)                                       Number)



1999 Broadway, Suite 4300, Denver, CO                      80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)


                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 9:           Regulation FD Disclosure

The following information required by Item 12, "Results of Operations and Financial Condition," is furnished under Item 9, "Regulation FD Disclosure" pursuant to interim guidance provided under Securities and Exchange Commission Release No. 33-8216. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, except as shall be expressly identified in such filing.

On April 23, 2003 Registrant issued a press release setting forth Registrant's first-quarter 2003 financial results. A copy of Registrant's press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

         Item No. 9    Exhibit List
         ----------    ---------------------------------------

         99.1          Press Release dated April 23, 2003 issued by Registrant

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               TITANIUM METALS CORPORATION
                               (Registrant)




                               By: /s/ Joan H. Prusse
                                   ----------------------------------------
                                   Joan H. Prusse
                                   Vice President, General Counsel and Secretary


Date: April 23, 2003

                                                                   EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                       CONTACT:

Titanium Metals Corporation                  Ivan Muzljakovich
1999 Broadway, Suite 4300                    Vice President and Controller,
Denver, Colorado 80202                        North America Operations, and
                                              Acting Principal Financial Officer
                                             (303) 308-4042


                   TIMET ANNOUNCES FIRST QUARTER 2003 RESULTS

     DENVER, COLORADO . . . April 23, 2003 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported a loss for the first quarter of 2003 of $13.6 million, or $4.29 per share, compared to a loss in the first quarter of 2002 of $80.4 million, or $25.47 per share. Excluding the impact of the cumulative effect of change in accounting principle relative to the Company's asset retirement obligations, the Company reported a net loss of $13.4 million, or $4.23 per share, for the first quarter of 2003. Excluding the impact of the cumulative effect of change in accounting principle relative to the Company's impairment of its goodwill, the Company reported a net loss of $36.1 million, or $11.43 per share, for the first quarter of 2002.

     Sales of $99.3 million in the first quarter of 2003 were 5% lower than the year-ago period. The decrease resulted principally from a 14% decrease in mill product sales volume, a 12% decrease in melted product selling prices and a 1% decrease in mill product selling prices expressed in U.S. dollars (using actual foreign currency exchange rates prevailing during the respective periods), partially offset by a 53% increase in melted product sales volume and changes in customer and product mix. In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices decreased 6% from the year-ago period. Substantially all melted products are sold in U.S. dollars.

     As compared to the fourth quarter of 2002, mill product sales volume in the first quarter of 2003 increased 14%, while selling prices expressed in U.S. dollars decreased 1%. In billing currencies, first quarter 2003 mill product selling prices decreased 3% from fourth quarter 2002 levels. Melted product sales volume increased 95% in the first quarter of 2003 as compared to the fourth quarter of 2002, and melted product selling prices increased 6% during such period.

     The Company's backlog at the end of March 2003 was approximately $165 million, unchanged from the end of December 2002. The Company's backlog at the end of March 2002 was approximately $175 million.

     The Company was in a net cash position at March 31, 2003 of $11.9 million, consisting of $26.6 million of cash less $14.7 million of debt (excluding capital lease obligations). The Company's unused borrowing availability under its U.S. and European credit agreements was approximately $130 million at March 31, 2003.

     All share and per share disclosures presented in this release for the first quarter of 2002 have been adjusted to give effect to the Company's previously reported one-for-ten reverse stock split.

     The Company's results during the first quarter of 2002 include the previously reported impairment charge to other non-operating expense of $27.5 million, or $8.71 per share, related to the Company's investment in Special Metals Corporation.

     J. Landis Martin, Chairman and CEO, said, "Our current outlook for the full year 2003 is for sales to be approximately $365 million to $375 million. At this level, we would expect an operating loss, before any potential restructuring or other special charges, of $10 million to $20 million and a net loss of $30 million to $40 million for the full year 2003."

     Mr. Martin continued, "While our projected results for 2003 have improved slightly from our earlier estimates, the outlook for 2003 remains difficult given the softness in the commercial aerospace market. Because of this, we continue to work on reducing costs in all areas of the Company, as well as lowering inventories and improving margins. These efforts include aggressive spending reductions, supplier price concessions, salaried headcount reductions and manufacturing process improvements. We remain committed to increasing the scope of those cost reduction efforts to improve our bottom line performance. On a longer-term basis, we continue to evaluate certain facility and product line consolidation opportunities toward the goal of meaningfully reducing our fixed cost structure."

     The statements in this release and the conference call relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers and the Company under their long-term agreements, the difficulty in forecasting demand for titanium products, global economic and political conditions, global productive capacity for titanium, changes in product pricing and costs, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs), possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts, the Company's ability to achieve reductions in its cost structure and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements. The financial information contained in this release is subject to future correction and revision and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time, filed with the Securities and Exchange Commission.

     As previously announced, TIMET will host a conference call to discuss its first quarter results on April 23, 2003 at 10:30 a.m. EDT. The conference call will be hosted by J. Landis Martin, Chairman and Chief Executive Officer. The conference call will be webcast at www.timet.com or participants may access the call by dialing (800) 289-0485 (domestic) or (913) 981-5518 (international). A replay of the webcast will be available through April 30, 2003 on the TIMET website and at CCBN's individual investor center. Participants may also access the replay by dialing 888-203-1112 (domestic) or 719-457-0820 (international) with access code 748986.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on the internet at http://www.timet.com.

                                    o o o o o



                           TITANIUM METALS CORPORATION

                       SUMMARY OF CONSOLIDATED OPERATIONS
            (In millions, except per share and product shipment data)
                                   (unaudited)

                                                                                         Three Months Ended
                                                                                             March 31,
                                                                               ---------------------------------------
                                                                                     2003                  2002
                                                                               ------------------    -----------------

Net sales                                                                      $        99.3         $       104.4
Cost of sales                                                                           98.3                  99.3
                                                                               ------------------    -----------------

      Gross margin                                                                       1.0                   5.1

Selling, general, administrative and development expense                                 9.9                  10.4
Other income (expense), net                                                              0.8                   0.6
                                                                               ------------------    -----------------

     Operating loss                                                                     (8.1)                 (4.7)

Interest expense                                                                         0.7                   0.8
Other non-operating income (expense), net                                               (0.5)                (28.1)
                                                                               ------------------    -----------------

     Pretax loss                                                                        (9.3)                (33.6)

Income tax expense (benefit)                                                             0.5                  (1.5)
Minority interest - Convertible Preferred Securities                                     3.4                   3.3
Other minority interest, net of tax                                                      0.2                   0.7
                                                                               ------------------    -----------------

     Loss before cumulative effect of change in accounting principles                  (13.4)                (36.1)

Cumulative effect of change in accounting principles                                    (0.2)                (44.3)
                                                                               ------------------    -----------------

     Net loss                                                                  $       (13.6)        $       (80.4)
                                                                               ==================    =================

Basic and diluted loss per share:
  Before cumulative effect of change in accounting principles                  $      (4.23)         $     (11.43)
  Cumulative effect of change in accounting principles                                (0.06)               (14.04)
                                                                               ------------------    -----------------
                                                                               $      (4.29)         $     (25.47)
                                                                               ==================    =================


Basic and diluted weighted average shares outstanding                                   3.2                   3.2

Mill product shipments:
  Volume (metric tons)                                                                2,315                 2,685
  Average price ($ per kilogram)                                               $      31.80          $      29.70

Melted product shipments:
  Volume (metric tons)                                                                  985                   645
  Average price ($ per kilogram)                                               $      13.05          $      15.45



                           TITANIUM METALS CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)


                                                                                   March 31,           December 31,
                                                                                     2003                  2002
                                                                               ------------------    -----------------
ASSETS                                                                            (unaudited)

Current assets:
  Cash and cash equivalents                                                    $        26.6         $         6.2
  Receivables, less allowance of $2.8 and $2.9, respectively                            84.6                  68.8
  Inventories                                                                          167.7                 181.9
  Prepaid expenses and other                                                             5.9                   5.6
                                                                               ------------------    -----------------

     Total current assets                                                              284.8                 262.5

Investment in joint ventures                                                            22.8                  22.3
Property and equipment, net                                                            245.7                 254.7
Other                                                                                   24.0                  24.3
                                                                               ------------------    -----------------

     Total assets                                                              $       577.3         $       563.8
                                                                               ==================    =================

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and current maturities of long-term debt and
     capital lease obligations                                                 $         3.9         $        13.6
  Accounts payable                                                                      27.9                  27.1
  Accrued liabilities                                                                   47.6                  46.5
  Customer advance payments                                                             32.1                   5.4
                                                                               ------------------    -----------------

     Total current liabilities                                                         111.5                  92.6

Long-term debt and capital lease obligations                                            20.3                  16.0
Accrued OPEB and pension cost                                                           73.4                  74.5
Other                                                                                   14.4                   9.7
                                                                               ------------------    -----------------

     Total liabilities                                                                 219.6                 192.8

Minority interest - Company-obligated mandatorily
  redeemable preferred securities of subsidiary trust holding
  solely subordinated debt securities                                                  201.2                 201.2
Other minority interest                                                                 10.9                  10.4
Stockholders' equity                                                                   145.6                 159.4
                                                                               ------------------    -----------------

     Total liabilities, minority interest and stockholders' equity             $       577.3         $       563.8
                                                                               ==================    =================
